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                                                                   Exhibit 3.8


                                     BYLAWS

                                       OF

                          GA ACQUISITION ILLINOIS, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of GA Acquisition Illinois, Inc. (the "Corporation") will be held at such time as the Board of Directors may designate for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. The Board of Directors may designate any location as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the meeting shall be held at the principal office of the corporation in the State of Illinois.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called either by the President, by the Board of Directors or by the holders of not less than thirty-five percent (35%) of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called, for the purpose or purposes stated in the call of the meeting.

         SECTION 3. NOTICE. Notice of the time, place and purpose of every meeting of stockholders shall be delivered personally or mailed not less than ten days nor more than sixty days previous thereto to each stockholder of record entitled to vote, at such stockholder's post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him or her to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these Bylaws. Any meeting may be held without notice if all stockholders entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present.

         SECTION 4. QUORUM. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these Bylaws, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

         SECTION 5. ORGANIZATION OF MEETINGS. Meetings of the stockholders shall be presided over by the Chairman of the Board, if there be one, or if the Chairman of the Board is not present by the President, or if the President is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary of the Corporation's absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

         SECTION 6. VOTING. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote in each matter submitted to

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vote at a meeting of stockholders, and, except as otherwise provided herein, in all elections for directors, every stockholders shall have the right to vote the number of shares owned by such stockholders for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Each stockholders may vote either in person or by proxy as described below.

         Each stockholders may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed, but no such proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

         The Articles of Incorporation may be amended to limit or eliminate cumulative voting rights in all or specified circumstances, or to limit or deny voting rights or to provide special voting rights as to any class or classes or series of shares of the corporation.

         Shares held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

         Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

         Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

         Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         A stockholders whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Any number of stockholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed 10 years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to

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the same right of examination by a stockholders of the corporation, in person or by agent or attorney, as is the record of stockholders of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

         Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own share held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         SECTION 7. INSPECTORS OF ELECTION. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholders shall, appoint one or more persons as inspectors for such meeting.

         Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

         Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         SECTION 8. ACTION BY CONSENT. Unless otherwise provided in the Articles of Incorporation or by the Illinois Business Corporation Act, any action required by law to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken shall be signed (a) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the stockholders entitled to vote with respect to the subject matter thereof.

         If such consent is signed by less than all of the stockholders entitled to vote, then such consent shall become effective only if at least 5 days prior to the execution of the consent a notice in writing is delivered to all of the stockholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be delivered in writing to those stockholders who have not consented in writing.

         In the event that the action which is consented to is such as would have required the filing of a certificate under any Section of the Illinois Business Corporation Act if such action had been voted on by the stockholders at a meeting thereof, the certificate filed under such Section shall state, in lieu of any statement required by such Section concerning any vote of stockholders, that written consent has been delivered in accordance with the provisions of

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Section 7.10 of the Illinois Business Corporation Act and that written notice has been given as provided in such Section 7.10.

                                   ARTICLE II
                                    DIRECTORS

         SECTION 1. NUMBER, QUORUM, TERM, VACANCIES, REMOVAL. The number of directors constituting the Board shall be three. Each director shall hold office until the next annual meeting of stockholders or until his or her successor shall have been elected and qualified. Directors need not be residents of Illinois or stockholders of the corporation. No decrease in the number of directors constituting the Board of Directors shall have the effect of shortening the term of any incumbent director.

         A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by statute, these By-Laws, or the Articles of Incorporation.

         Directors will hold office until the next annual election and until their successors will have been elected and will have qualified, unless sooner displaced.

         Any vacancy occurring in the Board of Directors, including a vacancy caused by a removal of a director, and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at the next annual meeting or at a special meeting of stockholders called for that purpose; provided, however, that any vacancies occurring between meetings of stockholders may be filled by a majority of the Board of Directors. A director elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed to fill a vacancy by the Board shall serve until the next meeting of stockholders at which directors are to be elected.

         A director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, or to the President or the Secretary of the corporation. A director may be removed with or, subject to the Articles of Incorporation, without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors; provided, however, that no director shall be removed at a meeting of stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice, and only the named director or directors may be removed at such meeting; and provided further that, if the corporation has cumulative voting and less than all the directors are to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors; and provided further that a director elected by the holders of a class or series of shares may be removed only by the stockholders of that class or series.

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         SECTION 2. MEETINGS, NOTICE. Meetings of the Board of Directors shall be held at such place either within or without the State of Illinois, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of two directors, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

         SECTION 3. COMMITTEES. A majority o The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate from among its members one or more committees which shall consist of two or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

         SECTION 4. ACTION BY CONSENT. Unless otherwise specifically prohibited by the Articles of Incorporation or these By-Laws, any action required by law to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed in accordance with the Illinois Business Corporation Act by all of the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be. The Secretary shall file the written approvals of the directors evidencing the consent in the corporate records.

         SECTION 5. COMPENSATION. A majority of the Board of Directors may, by resolution, establish reasonable compensation for their services and the services of officers, irrespective of any personal interest.

         SECTION 6. CONFERENCE TELEPHONE MEETINGS. Unless otherwise restricted by the certifi cate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 7. BUSINESS AFFAIRS. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the

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corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                                   ARTICLE III
                                    OFFICERS

         SECTION 1. TITLES AND ELECTION. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders, shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

         SECTION 2. TERMS OF OFFICE. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.

         SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation will take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

         SECTION 5. VACANCIES. Any vacancy occurring in any office or new offices created shall be filled by a majority vote of the Board of Directors.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors will preside at all meetings of the Board of Directors and of the stockholders, and the Chairman will have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors.

         SECTION 7. PRESIDENT. The President shall be the chief executive officer of the corporation. Subject to the direction and control of the Board of Directors, he or she shall supervise and control the business of the corporation, shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors, and, in general, shall discharge all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall preside at all meetings of the stockholders and of the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws, the President may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and he or she may

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accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the Board of Directors.

         SECTION 8. VICE PRESIDENTS. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President shall direct.

         SECTION 9. SECRETARY. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

         The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 10. TREASURER. The Treasurer shall be the principal accounting and financial officer of the corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President, by a Vice President acting as or on behalf of the President, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

         The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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         SECTION 11. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.

         SECTION 12. SALARIES. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a Director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                                   ARTICLE IV

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. ACTIONS BY OTHERS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

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         SECTION 3. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article IV, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         SECTION 4. AUTHORIZATION. Any indemnification under Sections 1 and 2 of this Article IV (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article IV. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         SECTION 5. ADVANCEMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article IV.

         SECTION 6. OTHER RIGHTS. The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IV.

         SECTION 8. INVALIDITY OF ANY PROVISIONS OF THIS ARTICLE. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

                                    ARTICLE V
                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES. Shares of the corporation either shall be represented by certificates or shall be uncertificated shares. Certificates representing shares of the corporation shall be signed

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by the appropriate corporate officers (which, in the absence of a contrary action by the Board, shall be the President or a Vice President and the Secretary or any Assistant Secretary of the corporation) and may be sealed with the seal or a facsimile of the seal of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation or its employee, any other signatures or countersignature on the certificate may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the corporation is organized under the laws of Illinois. If the corporation is authorized to issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

                  Unless prohibited by the Articles of Incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares of the corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing all information required by law to be set forth on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

                  The name and address of each stockholders, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

         SECTION 2. TRANSFER. Shares of the corporation shall be transferable only on the books of the corporation and upon endorsement and surrender of the certificate(s) representing such shares, as provided in this Section 2. Transfer of shares represented by a certificate, except in the case of a lost, destroyed, or stolen certificate for which a replacement certificate has not been issued pursuant to Section 4 of this Article V, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.

         SECTION 3. RECORD DATES. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and for a meeting of stockholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days before the date of such meeting, except as otherwise required by statute. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled

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to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. A determination of stockholders shall apply to any adjournment of the meeting.

         SECTION 4. LOST CERTIFICATES. The Board of Directors may, in its discretion upon review of the relevant evidence, direct that a new certificate representing shares be issued in the place of any previously issued certificate which is alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

                                   ARTICLE VI
                               CHECKS, NOTES, ETC.

         SECTION 1. CHECKS, NOTES, ETC. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President, any Vice President or the Treasurer and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 1. OFFICES. The registered office of the corporation shall be located in the County of Cook, State of Illinois. The corporation may also have offices at such other places both within and without the State of Illinois as the Board of Directors may from time to time determine or the business of the corporation may require.

         SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors.

         SECTION 3. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.

         SECTION 4. BOOKS. The Directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of Illinois, at such place or places as they may from time to time determine.

         SECTION 5. VOTING OF STOCK. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, will be voted, in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation.

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         SECTION 6. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Illinois Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                                  ARTICLE VIII
                                   AMENDMENTS

         SECTION 1. AMENDMENTS. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of stockholders to amend or repeal these Bylaws or to adopt new Bylaws. These Bylaws may also be amended or repealed, or new By- Laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board; provided that any Bylaws adopted by the Board may be amended or repealed by the stockholders in the manner set forth above.

         Any proposal to amend or repeal these Bylaws or to adopt new Bylaws shall be stated in the notice of the meeting of the Board of Directors or the stockholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.


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